Exhibit 99.1

Montage Resources Corporation Announces Fourth Quarter and Full Year 2018 Operational and Financial Results

IRVING, TX- March 12, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its fourth quarter 2018 and full year 2018 financial and operational results.

Fourth Quarter 2018 Highlights:

•	Average net daily production was 404.5 MMcfe per day, consisting of 72% natural gas and 28% liquids.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $3.59 per Mcf, a $0.05 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter.

•	Realized an average oil price, before the impact of cash settled derivatives, of $53.10 per barrel, a $6.87 per barrel discount to the average WTI oil price during the quarter.
•	Realized an average natural gas liquids (“NGL”) price, before the impact of cash settled derivatives, of $22.40 per barrel, or approximately 37% of the average WTI oil price during the quarter.
•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.34 per Mcfe, including $0.40 per Mcfe in firm transportation expenses.

•

Net income for the fourth quarter of 2018 was $36.5 million; Adjusted net income[1] for the fourth quarter of 2018 was $23.6 million; and Adjusted EBITDAX[1] for the fourth quarter of 2018 was $80.7 million.

•	The Company commenced drilling 9 gross (5.7 net) operated wells, commenced completions of 6 gross (3.1 net) operated wells and turned to sales 3 gross (0.8 net) operated Utica Shale wells.

Full Year 2018 Highlights

•	Average net daily production was 343.2 MMcfe per day, consisting of 72% natural gas and 28% liquids.
•

Realized an average natural gas price, before the impact of cash settled derivatives and firm transportation expenses, of $3.05 per Mcf, a $0.04 per Mcf discount to the average monthly NYMEX settled natural gas price during the year.

•	Realized an average oil price, before the impact of cash settled derivatives, of $58.12 per barrel, a $7.11 per barrel discount to the average WTI oil price during the year.
•	Realized an average NGL price, before the impact of cash settled derivatives, of $24.59 per barrel, or approximately 38% of the average WTI oil price during the year.
•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.41 per Mcfe, including $0.39 per Mcfe in firm transportation expenses.

•	Net income for the year was $18.8 million; Adjusted net income[1] for the year was $47.4 million; and Adjusted EBITDAX[1] for the year was $261.6 million.
•

Capital expenditures were $250.0 million, including $223.7 million for drilling and completions, $13.7 million for midstream expenditures, $11.8 million for land-related expenditures, and $0.8 million for corporate-related expenditures.

•	Proved reserves grew 28% over the previous year to approximately 1.86 Tcfe at SEC pricing.
[1]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s fourth quarter and full year 2018 results, “The fourth quarter’s results represent yet another solid performance by the team with the continued focus on execution and efficiency generating cash flows above expectations, continued improvement in production and operating expenses along with strong well performance in all of our project areas. This level of execution and performance helps to potentially accelerate our goals related to cash flow generation while maintaining balance sheet strength.

For the fourth quarter of 2018, the Company was able to achieve record revenue of $171.2 million, a 64% increase over the fourth quarter of 2017, while also posting a 51% increase in adjusted EBITDAX1 over the fourth quarter of 2017, which came in at a new Company record of $80.7 million.  From a capital spending perspective, the Company illustrated its focus on capital discipline with the roughly 20% reduction in year over year spend and it managed its capital expenditure plan consistent with guidance that was previously provided, ending the year on the target of approximately $250 million. These achievements highlight the strength of the portfolio of assets, the demonstration of the business model to generate positive free cash flow and the ability to drive value for shareholders.

The industry is clearly faced with a new set of operational and financial expectations and as we move through 2019 we will execute on the plan we have created that mirrors our five strategic priorities and commitment to generating organic free cash flow, while still moderately growing our production base. Decreasing our cycle times while continuing to build scale will allow the Company to enhance its operating margins, lower its cost of capital, be well positioned in terms of base production and significantly improve its cost structure. We are looking forward to the continued integration of the teams and the potential opportunities this business model can provide.”

[1]	Non-GAAP measure. See reconciliation for details

Operational Discussion

The Company’s production for the three and twelve months ended December 31, 2018 and 2017 is set forth in the following table:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Production:
Natural gas (MMcf)	26,657.3	21,178.4	89,965.7	87,404.2
NGLs (Mbbls)	1,010.5	711.0	3,503.1	2,713.7
Oil (Mbbls)	748.6	539.2	2,378.0	1,622.4
Total (MMcfe)	37,211.9	28,679.7	125,252.3	113,420.8

Average daily production volume:
Natural gas (Mcf/d)	289,753	230,201	246,481	239,464
NGLs (Bbls/d)	10,984	7,728	9,598	7,435
Oil (Bbls/d)	8,137	5,861	6,515	4,445
Total (MMcfe/d)	404.5	311.7	343.2	310.7

Financial Discussion

Revenue for the three months ended December 31, 2018 totaled $171.2 million, compared to $104.1 million for the three months ended December 31, 2017.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $138.7 million for the three months ended December 31, 2018 compared to $105.8 million for the three months ended December 31, 2017.  Net Income (Loss) for the three months ended December 31, 2018 was $36.5 million, or $1.81 per share3, compared to ($13.1) million, or $(0.75) per share3, for the three months ended December 31, 2017. Adjusted Net Income2 for the three months ended December 31, 2018 was $23.6 million, or $1.17 per share3, compared to $5.2 million, or $0.30 per share3, for the three months ended December 31, 2017. Adjusted EBITDAX2 was $80.7 million for the three months ended December 31, 2018 compared to $53.5 million for the three months ended December 31, 2017.

Revenue for the year ended December 31, 2018 totaled $515.1 million, compared to $383.7 million for the year ended December 31, 2017.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $471.6 million for the year ended December 31, 2018 compared to $378.0 million for the year ended December 31, 2017.  Net Income for the year ended December 31, 2018 was $18.8 million, or $0.94 per share3 compared to a Net Income of $8.5 million or $0.49 per share3 for the year ended December 31, 2017.  Adjusted Net Income2 for the year ended December 31, 2018 was $47.4 million, or $2.37 per share3, compared to an Adjusted Net Income $1.5 million, or $0.09 per share3 for the year ended December 31, 2017.  Adjusted EBITDAX2 was $261.6 million for the year ended December 31, 2018 compared to $189.1 million for the year ended December 31, 2017.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

[3]	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019.

Average realized price calculations for the three and twelve months ended December 31, 2018 and 2017 are set forth in the table below:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$3.59	$2.55	$3.05	$2.76
NGLs ($/Bbl)	22.40	31.16	24.59	23.62
Oil ($/Bbl)	53.10	49.61	58.12	46.04
Total average prices ($/Mcfe)	4.25	3.59	3.98	3.35

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$3.05	$2.81	$2.96	$2.79
NGLs ($/Bbl)	22.40	27.52	24.32	21.96
Oil ($/Bbl)	46.44	49.61	50.47	46.14
Total average prices ($/Mcfe)	3.73	3.69	3.77	3.33

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$3.03	$2.09	$2.50	$2.31
NGLs ($/Bbl)	22.40	31.16	24.59	23.62
Oil ($/Bbl)	53.10	49.61	58.12	46.04
Total average prices ($/Mcfe)	3.85	3.25	3.59	3.01

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.50	$2.34	$2.41	$2.34
NGLs ($/Bbl)	22.40	27.52	24.32	21.96
Oil ($/Bbl)	46.44	49.61	50.47	46.14
Total average prices ($/Mcfe)	3.33	3.35	3.37	2.99

Per unit cash production costs, which include $0.40 per Mcfe of firm transportation expense, were $1.34 per Mcfe for the fourth quarter of 2018 and decreased by 10% compared to the fourth quarter of 2017.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

Per unit cash production costs, which include $0.39 per Mcfe of firm transportation expense, were $1.41 per Mcfe for the year ended December 31, 2018 and increased by 4% compared to the year ended December 31, 2017. The Company’s cash production costs (includes lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense was $11.0 million and $12.3 million for the three months ended December 31, 2018 and 2017, respectively and is shown in the table below. Cash general and administrative expense4, which exclude stock-based compensation expense, were $9.2 million (which includes $1.0 million of Blue Ridge (as defined below) transaction related costs) and $9.9 million for the three months ended December 31, 2018 and 2017 respectively. General and administrative expense per Mcfe was $0.30 in the three months ended December 31, 2018 compared to $0.43 in the three months ended December 31, 2017. Cash general and administrative expense4 per Mcfe was $0.25 in the three months ended December 31, 2018 compared to $0.35 in the three months ended December 31, 2017.

General and administrative expense was $44.4 million and $44.6 million for the year ended December 31, 2018 and 2017, respectively and is shown in the table below.  Cash general and administrative expense4, which exclude stock-based compensation expense, were $36.5 million (which includes $4.0 million of Blue Ridge (as defined below) transaction related costs) and $35.3 million for the year ended December 31, 2018 and 2017, respectively.  General and administrative expense per Mcfe was $0.35 in the year ended

December 31, 2018 compared to $0.39 in the year ended December 31, 2017.  Cash general and administrative expense4 per Mcfe was $0.29 in the year ended December 31, 2018 compared to $0.31 in the year ended December 31, 2017.

[4]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating expenses (in thousands):
Lease operating	$6,263	$8,582	$28,289	$20,525
Transportation, gathering and compression	40,640	32,124	138,766	124,839
Production and ad valorem taxes	2,915	2,097	10,141	8,490
Depreciation, depletion and amortization	36,091	31,889	134,277	118,818
General and administrative	10,998	12,344	44,389	44,553
Operating expenses per Mcfe:
Lease operating	$0.17	$0.30	$0.23	$0.18
Transportation, gathering and compression	1.09	1.12	1.10	1.10
Production and ad valorem taxes	0.08	0.07	0.08	0.07
Depreciation, depletion and amortization	0.97	1.11	1.07	1.05
General and administrative	0.30	0.43	0.35	0.39

Capital Expenditures

Fourth quarter 2018 capital expenditures were $45.8 million, including $41.3 million for drilling and completions, $0.2 million for midstream expenditures, $4.2 million for land-related expenditures, and $0.1 million for corporate-related expenditures.

For the year ended December 31, 2018 capital expenditures were $250.0 million, including $223.7 million for drilling and completions, $13.7 million for midstream expenditures, $11.8 million for land-related expenditures, and $0.8 million for corporate-related expenditures.

During the fourth quarter of 2018, the Company commenced drilling 9 gross (5.7 net) operated wells, commenced completions of 6 gross (3.1 net) operated wells and turned to sales 3 gross (0.8 net) operated wells.

During the year ended December 31, 2018, the Company commenced drilling 26 gross (13.1 net) operated wells, commenced completions of 31 gross (16.9 net) operated wells and turned to sales 30 gross (17.6 net) operated wells.

Financial Position and Liquidity

As of December 31, 2018, the Company’s liquidity was $171.5 million, consisting of $6.0 million in cash and cash equivalents and $165.5 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $27.0 million and $32.5 million in outstanding borrowings).

Subsequent to December 31, 2018, the Company amended and restated its revolving credit facility, increasing the borrowing base from $225 million to $375 million and extended the maturity date to approximately five years after the closing of the merger with Blue Ridge Mountain Resources, Inc. (“Blue Ridge”), which took place on February 28, 2019. In addition, the Company has reduced the letters of credit outstanding to approximately $13.5 million.  Further, as of March 8, 2019 the Company borrowed an incremental $65 million under its revolving credit facility (bringing the Company’s total borrowings to $97.5 million), which reduced the available borrowing capacity to $264 million.

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “The record level of adjusted EBITDAX generated in the fourth quarter and strong cash flow growth in the full year 2018 clearly demonstrate the operational and financial momentum of the Company.  These results, when combined with the incremental financial strength provided by the merger with Blue Ridge, places Montage in a premier financial position amongst its peers as we execute on our 2019 development plan.  From a pricing perspective, the gas marketing team continues to generate premium pricing by leveraging our balanced transportation portfolio through the utilization of other operator’s excess firm transportation capacity.  As we look to the future of Montage, we believe our low leverage, ample liquidity and operational flexibility will allow us to generate significant value for our shareholders going forward.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of December 31, 2018:

Natural Gas Derivatives

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	January 2019 – March 2019	$2.90
	90,000	January 2019 – December 2019	$2.84
Natural Gas Collars:
Ceiling sold price (call)	30,000	October 2019 – December 2019	$2.95
Floor sold price (put)	30,000	October 2019 – December 2019	$2.65
Natural Gas Three-way Collars:
Floor purchase price (put)	30,000	January 2019 – March 2019	$3.00
Ceiling sold price (call)	30,000	January 2019 – March 2019	$3.40
Floor sold price (put)	30,000	January 2019 – March 2019	$2.50
Floor purchase price (put)	77,500	January 2019 – December 2019	$2.72
Ceiling sold price (call)	77,500	January 2019 – December 2019	$3.04
Floor sold price (put)	77,500	January 2019 – December 2019	$2.30
Floor purchase price (put)	50,000	January 2020 – June 2020	$2.70
Ceiling sold price (call)	50,000	January 2020 – June 2020	$2.25
Floor sold price (put)	50,000	January 2020 – June 2020	$2.95
Natural Gas Call/Put Options:
Call sold	30,000	January 2019 – March 2019	$3.50
Call sold	30,000	April 2019 – December 2019	$3.00
Call sold	10,000	January 2019 – December 2019	$4.75
Basis Swaps:
Appalachia - Dominion	12,500	April 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)

Oil Derivatives

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,000	January 2019 – March 2019	$61.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	January 2019 – December 2019	$50.00
Ceiling sold price (call)	2,000	January 2019 – December 2019	$60.56
Floor sold price (put)	2,000	January 2019 – December 2019	$40.00
Floor purchase price (put)	2,000	January 2020 – June 2020	$62.50
Ceiling sold price (call)	2,000	January 2020 – June 2020	$74.00
Floor sold price (put)	2,000	January 2020 – June 2020	$55.00

Subsequent to the End of the Fourth Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the fourth quarter including hedge contracts assumed from the merger:

Natural Gas:

Description	Volume (MMbtu/d)	Production Period	Weighted Average Price ($/MMbtu)
Natural Gas Swaps:
	15,000	April 2019 – September 2019	$2.79
Natural Gas Collars:
Floor purchase price (put)	50,000	January 2019 – March 2019	$3.00
Ceiling sold price (call)	50,000	January 2019 – March 2019	$3.52
Floor purchase price (put)	55,000	April 2019 – June 2019	$2.51
Ceiling sold price (call)	55,000	April 2019 – June 2019	$2.81
Floor purchase price (put)	75,000	July 2019 – September 2019	$2.50
Ceiling sold price (call)	75,000	July 2019 – September 2019	$2.87
Floor purchase price (put)	35,000	October 2019 – December 2019	$2.64
Ceiling sold price (call)	35,000	October 2019 – December 2019	$2.96
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.72
Ceiling sold price (call)	30,000	January 2020 – March 2020	$3.15
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Natural Gas Three-way Collars:
Floor purchase price (put)	49,000	January 2019 – March 2019	$3.15
Ceiling sold price (call)	49,000	January 2019 – March 2019	$3.56
Floor sold price (put)	49,000	January 2019 – March 2019	$2.63
Floor purchase price (put)	40,000	April 2019 – June 2019	$2.65
Ceiling sold price (call)	40,000	April 2019 – June 2019	$2.84
Floor sold price (put)	40,000	April 2019 – June 2019	$2.30
Floor purchase price (put)	20,000	January 2020 – June 2020	$2.70
Ceiling sold price (call)	20,000	January 2020 – June 2020	$3.05
Floor sold price (put)	20,000	January 2020 – June 2020	$2.25
Floor purchase price (put)	30,000	October 2019 – June 2020	$2.90
Ceiling sold price (call)	30,000	October 2019 – June 2020	$3.15
Floor sold price (put)	30,000	October 2019 – June 2020	$2.50
Natural Gas Call/Put Options:
Call sold	15,000	January 2019 – March 2019	$3.50
Basis Swaps:
Appalachia - Dominion	17,500	January 2019 – December 2019	$(0.50)
Appalachia - Dominion	20,000	April 2019 – March 2020	$(0.39)

Oil:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,000	July 2019 – December 2019	$58.80
	500	January 2020 – December 2020	$58.20
Oil Collars:
Floor purchase price (put)	1,000	July 2019 – December 2019	$50.00
Ceiling sold price (call)	1,000	July 2019 – December 2019	$66.75
Floor purchase price (put)	500	January 2020 – December 2020	$50.00
Ceiling sold price (call)	500	January 2020 – December 2020	$64.00

NGL:

Description	Volume (Gal/d)	Production Period	Weighted Average Price ($/Gal)
Propane Swaps:
	46,200	January 2019 – March 2019	$0.74
	14,700	January 2019 – December 2019	$0.95

Guidance

The Company is reiterating first quarter and full year 2019 guidance as set forth in the table below:

	Q1 2019	FY 2019
Production MMcfe/d	385 - 395	500 - 525
% Gas	73% - 77%	74% - 78%
% NGL	12% - 17%	12% - 15%
% Oil	9% - 11%	9% - 11%
Gas Price Differential ($/Mcf)[1,2]	$(0.20) - $(0.30)	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1]	$(6.50) - $(7.00)	$(6.50) - $(7.50)
NGL Prices (% of WTI)[1]	40% - 45%	40% - 50%
Cash Production Costs ($/Mcfe)[3]	$1.55 - $1.65	$1.55 - $1.65
Cash G&A ($mm)[4]	$8 - $10	$34 - $38
CAPEX ($mm)		$375 - $400
1	Excludes impact of hedges
2	Excludes the cost of firm transportation
3	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
4

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s fourth quarter and full year financial and operational results is scheduled for Wednesday, March 13, 2019 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Fourth Quarter and Full Year 2018 Earnings Call.  A replay of the call will be available through June 12, 2019.  To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13687956.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com.  The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,959	$17,224
Accounts receivable	119,332	77,609
Assets held for sale	—	206
Other current assets	8,639	12,023
Total current assets	133,930	107,062

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	482,475	459,549
Proved oil and gas properties, net	807,583	647,881
Other property and equipment, net	6,300	6,942
Total property and equipment, net	1,296,358	1,114,372

OTHER NONCURRENT ASSETS
Other assets	3,481	2,093
TOTAL ASSETS	$1,433,769	$1,223,527

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$116,735	$76,174
Accrued capital expenditures	12,979	10,658
Accrued liabilities	56,909	41,662
Accrued interest payable	21,661	21,100
Total current liabilities	208,284	149,594

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	497,778	495,021
Credit facility	32,500	—
Asset retirement obligations	7,110	6,029
Other liabilities	611	529
Total liabilities	746,283	651,173
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 20,169,063 and 17,516,024 shares issued and outstanding, respectively[1]	3,043	2,637
Additional paid in capital	2,065,119	1,967,958
Treasury stock, shares at cost; 1,747,624 and 992,315 shares, respectively	(3,357)	(2,096)
Accumulated deficit	(1,377,319)	(1,396,145)
Total stockholders' equity	687,486	572,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,433,769	$1,223,527

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Year Ended December 31,
	2018	2017	2016
REVENUES
Natural gas, oil and natural gas liquids sales	$498,593	$380,178	$223,015
Brokered natural gas and marketing revenue	16,552	3,481	12,019
Total revenues	515,145	383,659	235,034

OPERATING EXPENSES
Lease operating	28,289	20,525	9,023
Transportation, gathering and compression	138,766	124,839	109,226
Production and ad valorem taxes	10,141	8,490	7,927
Brokered natural gas and marketing expense	16,886	3,191	12,268
Depreciation, depletion and amortization	134,277	118,818	92,948
Exploration	49,563	50,208	52,775
General and administrative	44,389	44,553	39,431
Rig termination and standby	—	1	3,846
Impairment of proved oil and gas properties	—	—	17,665
Accretion of asset retirement obligations	663	544	391
(Gain) loss on sale of assets	(1,815)	(179)	6,936
Total operating expenses	421,159	370,990	352,436
OPERATING INCOME (LOSS)	93,986	12,669	(117,402)
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	(21,169)	45,365	(52,338)
Interest expense, net	(53,990)	(49,490)	(50,789)
Gain (loss) on early extinguishment of debt	—	—	14,489
Other income (expense)	(1)	(19)	(149)
Total other income (expense), net	(75,160)	(4,144)	(88,787)
INCOME (LOSS) BEFORE INCOME TAXES	18,826	8,525	(206,189)
INCOME TAX BENEFIT (EXPENSE)	—	—	(546)
NET INCOME (LOSS)	$18,826	$8,525	$(206,735)

NET INCOME (LOSS) PER COMMON SHARE[1]
Basic	$0.94	$0.49	$(12.84)
Diluted	$0.94	$0.48	$(12.84)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING[1]
Basic	19,999	17,479	16,096
Diluted	20,087	17,679	16,096

1	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2018	2017	2018	2017
Total revenues	$171,208	$104,056	$515,145	$383,659
Net cash receipts (payments) on derivative instruments	(19,261)	2,824	(26,985)	(2,224)
Brokered natural gas and marketing revenue	(13,235)	(1,052)	(16,552)	(3,481)
Adjusted revenue	$138,712	$105,828	$471,608	$377,954

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss), which retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2018	2017	2018	2017
Income (loss) before income taxes, as reported	$36,489	$(13,122)	$18,826	$8,525
(Gain) loss on derivative instruments	(2,886)	(3,980)	21,169	(45,365)
Net cash receipts (payments) on derivative instruments	(19,261)	2,824	(26,985)	(2,224)
Rig termination and standby	—	1	—	1
Dry hole and other	525	1,295	716	3,126
Stock-based compensation	1,761	2,444	7,891	9,301
Impairment of unproved properties	6,971	15,916	27,608	28,291
Other (income) expense	—	—	1	19
(Gain) loss on sale of assets	(1)	(167)	(1,815)	(179)
Income (loss) before income taxes, as adjusted	23,598	5,211	47,411	1,495
Adjusted net income (loss)	$23,598	$5,211	$47,411	$1,495

Net income (loss) per Common Share
Basic	$1.81	$(0.75)	$0.94	$0.49
Diluted	$1.80	$(0.74)	$0.94	$0.48

Adjusted net income (loss) per Common Share
Basic	$1.17	$0.30	$2.37	$0.09
Diluted	$1.16	$0.29	$2.36	$0.08

Weighted Average Common Shares Outstanding
Basic	20,154	17,506	19,999	17,479
Diluted	20,258	17,771	20,087	17,679

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments; net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2018	2017	2018	2017
Net income (loss)	$36,489	$(13,122)	$18,826	$8,525
Depreciation, depletion and amortization	36,091	31,889	134,277	118,818
Exploration expense	13,336	20,695	49,563	50,208
Rig termination and standby	—	1	—	1
Stock-based compensation	1,761	2,444	7,891	9,301
Accretion of asset retirement obligations	177	148	663	544
(Gain) loss on sale of assets	(1)	(167)	(1,815)	(179)
(Gain) loss on derivative instruments	(2,886)	(3,980)	21,169	(45,365)
Net cash receipts (payments) on settled derivatives	(19,261)	2,824	(26,985)	(2,224)
Interest expense, net	14,015	12,727	53,990	49,490
Merger related expenses	1,024	—	4,017	—
Other (income) expense	—	—	1	19
Adjusted EBITDAX	$80,745	$53,459	$261,597	$189,138

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended December 31,		Year Ended December 31,		Guidance
$ thousands	2018	2017	2018	2017	Three Months Ending March 31, 2019	Year Ending December 31, 2019
General and administrative expenses, estimated to be reported	$10,998	$12,344	$44,389	$44,553	$29,000-$38,000	$73,000-$90,000
Stock-based compensation expense	(1,761)	(2,444)	(7,891)	(9,301)	(6,000-8,000)	(9,000-12,000)
Cash general and administrative expenses	$9,237	$9,900	$36,498	$35,252	$23,000-$30,000	$64,000-$78,000
Merger related expenses	(1,024)	—	(4,017)	—	(15,000-20,000)	(30,000-40,000)
Cash general and administrative expenses, excluding merger related expenses	$8,213	$9,900	$32,481	$35,252	$8,000-$10,000	$34,000-$38,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 227,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K that will be filed with the Securities and Exchange Commission on March 15, 2019, (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@mresources.com